As filed with the Securities and Exchange Commission on February 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Eyegate Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware		98-0443284
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

Waltham, MA 02452
271 Waverley Oaks Road Suite 108 Waltham, MA 02452

(Address of principal executive offices, including zip code)

Eyegate Pharmaceuticals, Inc. 2014 Equity Incentive Plan

Eyegate Pharmaceuticals, Inc. Employee Stock Purchase Plan

Eyegate Pharmaceuticals, Inc. 2005 Equity Incentive Plan

(Full title of the plan)

Stephen From
President and Chief Executive Officer
Eyegate Pharmaceuticals, Inc.
271 Waverley Oaks Road
Suite 108
Waltham, MA 02452
Telephone: (781) 788-9043

(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Fraser Collin
Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
Telephone: (617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
— Issuable under the 2005 Equity Incentive Plan (Options)	814,970	(2)	$0.92	(3)	$749,772.40	$87.13
— Reserved for future issuance under the 2014 Equity Incentive Plan	728,597	(4)	$5.88	(5)	$4,284,150.36	$497.82
— Reserved for future issuance under the Employee Stock Purchase Plan	70,567	(6)	$5.88	(5)	$414,933.96	$48.21
Total	1,614,134		N/A		$5,448,856.72	$633.16	(7)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (“Common Stock”) that become issuable under the Registrant’s 2005 Equity Incentive Plan (the “2005 Plan”), the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) or the Registrant’s Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

(2)	Represents shares of Common Stock issuable under the 2005 Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the options issued under the 2005 Plan of $0.92 per share.

(4)	Represents shares of Common Stock initially reserved for future issuance under the 2014 Plan.

(5)	$5.88, the average of the high and low prices of the Common Stock as reported on the OTCQB Venture Marketplace on February 19, 2015 (rounded to the nearest hundredth of a dollar).

(6)	Represents shares of Common Stock initially reserved for future issuance under the ESPP.

(7)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total Amount of Registration Fee due under this Registration Statement by the amount of the filing fees associated with the unsold securities from the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 30, 2014 (File No. 333-197725) (the “Initial S-1”). In the Initial S-1, the Registrant had registered securities for a Maximum Aggregate Offering Price of $30,312,500, but the Registrant had a final Maximum Aggregate Offering Price of $6,283,067, leaving a balance of unsold securities with an aggregate offering price of $24,029,433, which has an associated filing fee of $2,792 for such unsold securities, calculated under Rule 457(o). $633.16 of such balance is hereby used to offset the current Amount of Registration Fee due.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Eyegate Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1) The Registrant’s Prospectus filed with the Commission on February 13, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-197725), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36672) filed with the Commission on February 5, 2015, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Burns & Levinson LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors for monetary damages for breach of their fiduciary duties as directors. The Registrant’s amended and restated bylaws provide that the Registrant must indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1(1)	Specimen common stock certificate of Registrant

4.2(2)	2005 Equity Incentive Plan

4.3(3)	2014 Equity Incentive Plan

4.4(4)	2014 Employee Stock Purchase Plan

5.1	Opinion of Burns & Levinson LLP

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on August 29, 2014.
(2)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-197725) filed with the SEC on July 30, 2013.
(3)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Amendment No. 7 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on December 2, 2014.
(4)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on September 12, 2014.

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Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on February 20, 2015.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Steven From
Stephen From
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen From, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen From	President, Chief Executive Officer and Director	February 20, 2015
Stephen From	(principal executive officer and principal financial and accounting officer)

/s/ Paul Chaney	Director	February 20, 2015
Paul Chaney

/s/ Morton Goldberg	Director	February 20, 2015
Morton Goldberg

/s/ Praveen Tyle	Director	February 20, 2015
Praveen Tyle

/s/ Thomas Balland	Director	February 20, 2015
Thomas Balland

/s/ Thomas E. Hancock	Director	February 20, 2015
Thomas E. Hancock

/s/ Bernard Malfroy-Camine	Director	February 20, 2015
Bernard Malfroy-Camine

/s/ Mounia Chaoui	Director	February 20, 2015
Mounia Chaoui

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Specimen common stock certificate of Registrant

4.2(2)	2005 Equity Incentive Plan

4.3(3)	2014 Equity Incentive Plan

4.4(4)	2014 Employee Stock Purchase Plan

5.1	Opinion of Burns & Levinson LLP

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on August 29, 2014.
(2)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-197725) filed with the SEC on July 30, 2013.
(3)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on September 12, 2014.
(4)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on September 12, 2014.

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